Exhibit 10.2

Labor Contract

Basic Information of Party A

Name: Zhongyuan Automobile Trading Co.,Ltd.

Domicile: the whole floor of C Zone, 4/F, Anjunda Warehouse Building, No.29 Jinhua Road, Fubao Bonded Zone, Fubao Street, Futian District, Sbhenzhen

Legal representative: Liu Yaxuan

Basic Information of Party B

Name of worker:	Tel:

Id Number:

Address:

According to the Labor Contract Law of the Peoples Republic of China and relevant labor laws, regulations and policies, in combination with Party A's relevant systems and Party B's job characteristics, as well as following the principles of voluntariness, equality and consensus through consultation, Party A and Party B have agreed to conclude the following clauses to clarify the rights and obligations of both parties, and expect both parties to maintain a good long-term employment relationship.

Chapter I Term of Labor Contract

I. Party A and Party B choose the following type 1 labor contract for the term of the contract.

1. Fixed-term Labor Contract: The term of this contract starts from       /    /     and ends on       /    /     , of which the probation period is 2 months, starting from May/20/2018 and ending on May/20/2020.

2. Non-fixed-term labor contract: This contract shall be implemented from       /    /     , of which the probation period is months. If the termination conditions occur, the labor contract will be terminated.

3. Labor Contract with the Deadline of Completing Certain Work Tasks: This contract shall be implemented from       /    /     until the completion of the work, and the date of completion of the work tasks shall be taken as the standard for terminating this contract.

II. The cases proving that the worker does not meet the conditions of employment during the probation period include three aspects: entry conditions, work performance conditions and professional ethics conditions. The specific provisions are as follows:

1. Entry conditions (qualification conditions, entry procedure conditions, physical condition conditions, etc.):

1.1 Qualification conditions include but are not limited to: educational background, academic degree, work experience, technical title or qualification and foreign language level must be true, otherwise it is a situation that does not meet the employment conditions;

1.2 The entry procedure conditions include but are not limited to the following:

In case of any of the following circumstances, the worker does not meet the entry procedure conditions:

1.2.1 Failure to provide proof of dissolution or termination of labor relations;

1.2.2 Does not have the employment procedures prescribed by the government;

1.2.3 Unable to provide the documents required by the company for employment, social insurance, housing accumulation fund, etc.;

1.2.4 Failing to arrive at the post at the time agreed in the labor contract without Party A's written permission;

1.2.5 Where there is a non-competition agreement with the original employer and Party A is within the scope of the restriction;

1.2.6 Those who do not agree to purchase social insurance or sign the labor contract according to the version of the labor contract formulated by Party A after entry into their jobs.

1.3 Physical Conditions: not suffering from mental illness or infectious diseases prohibited from work according to national laws and regulations, etc.

2. Work performance conditions: refers to the ability and performance to complete work tasks during the probation period, divided into work ability conditions and work performance conditions. According to the company's rules and regulations, it is set from two aspects of quality and quantity to assess Party B's daily performance after entering into the job, mainly including attendance, receptions, getting along with team members, abiding by rules and disciplines, and the completion of their own work and performance indicators. Some responsible persons also need to be assessed for the team building and performance of the department.

3. Professional ethics conditions: mainly assess whether the personal character of employees meets the standards. The assessment contents include: whether there are any behaviors such as lying about performance, deceiving superiors and subordinates, making mischief, coveting small profits or even petty theft, disclosing business secrets, violating the obligation of non-competition, etc. Any case that forges personal identity information, commits violations of laws and disciplines, fails to provide job entry information and has an assessment score lower than 60 points all belong to situations that do not meet the employment conditions.

Chapter II Work Contents and Work Place

I. According to Party A's work needs and Party B's own skills, Party A employs Party B to work in the company's departments. Party B shall perform the duties of this post according to Party A's regulations, and complete its own work on time, according to quality and quantity.

II. Party B’s place of work With the expansion of Party A's business scope, Party A may appoint Party B to work in other regions after reaching a consensus with Party B.

III. Party A may change Party B's work department, work content and work place specified in this article in accordance with the company's rules and regulations according to its own production and operation needs, Party B's work ability, work performance and physical condition and other factors.

Chapter III Working Hours, Rest and Vacation

I. Party A shall implement a standard working hour system, with daily working hours not exceeding 8 hours and weekly working hours not exceeding 40 hours.

II. Rest and vacation is implemented in accordance with the relevant provisions of the state.

III. Party B shall submit a written application for overtime work, and overtime work without Party A's prior written consent shall not be considered overtime work.

Chapter IV Labor Remuneration

I. Party B shall have the right to receive the agreed labor remuneration after normal attendance and completion of the work tasks arranged by Party A with good quality and quantity within the specified working hours.

II. The monthly salary of Party B adopts the system of “normal working hours salary+ overtime salary+ performance salary”, in which the normal working hours salary is 16,000 yuan/month, the calculation base of overtime salary is the normal working hours salary, the overtime salary is determined according to Party B's overtime hours, the performance salary is determined according to Party B's work performance and work post, and the total of these three salaries is Party B's salary payable. The monthly salary of Party B during the probation period is 10,000 yuan. The labor remuneration in these regulations is Party B's pre-tax income. The salary received by Party B is all income including salary.

III. Party B's salary shall be paid by bank remittance on the 10th-15th of each month after deducting the taxes and fees such as personal income tax and social security fee. In case of holidays, the payment shall be delayed until after the holidays or on the working day before the holidays. If the payment is delayed due to force majeure, Party A shall explain to Party B one working day in advance. If Party A has a legitimate reason to delay the payment of labor remuneration, it shall not be deemed to be in arrears with Party B's salariess.

IV. Party A has the right to make reasonable adjustments to Party B's labor remuneration according to its rules and regulations, and Party B may put forward suggestions for adjustments.

Chapter V Social Insurance, Welfare Treatment and Personnel Training

I. Party A shall pay social insurance and housing accumulation fund to Party B in proportion according to relevant regulations of national and local governments. Party B shall also pay its share in proportion and Party A shall deduct it from the salary. Party B guarantees to timely submit to Party A valid documents for handling social insurance and housing accumulation fund. In case of any consequences caused by Party B's delay in submitting, Party B shall bear corresponding responsibilities.

II. Party B's treatment during illness or non-work-related injury shall be implemented in accordance with laws, regulations and relevant regulations.

III. Party B's treatment for work-related injuries and female employees pregnancy, maternity leave and nursing leave shall be implemented in accordance with laws, regulations and relevant regulations.

IV. Party A shall, in accordance with its own rules and regulations and Party B's service time and post characteristics, issue annual work allowance, post allowance and other welfare benefits as appropriate.

V. Party A will timely adjust the overall salary level and improve the employee welfare system according to the social and economic growth level and its own development.

VI. According to the needs of the company's development and personnel training, Party A has planned to arrange Party B to participate in professional and technical training. If Party A provides special training fees for Party B's professional and technical training, Party A and Party B agree that the service period is years. during the service period, if Party B resigns or the labor contract is terminated due to Party B's fault, Party B shall pay liquidated damages to Party A.

Special training expenses include tuition, accommodation, travel expenses and training subsidies.

Liquidated damages for service period = (number of service months-number of service months) ÷ number of service months × total training fees.

Chapter VI Labor Protection, Labor Conditions and Protection against Occupational Hazards

I. Party A shall provide Party B with a working environment that meets the labor safety and health standards stipulated by the state to ensure that Party B can work under the environmental conditions of personal safety and no harm to human body.

II. Party A shall provide Party B with necessary labor protection articles according to the actual situation of Party B's post and relevant national regulations.

III. Party A will actively take occupational disease prevention measures according to relevant regulations of the national and local governments to ensure Party B's personal safety and protection from injury.

Chapter VII Confidentiality and Ownership of Intellectual Property Rights

I. Party A's trade secrets include technical secrets (including special technology, technical know-how, non-patented technological achievements, etc.) and business secrets (management know-how, customer list, source information, production and marketing strategies, etc.), and the trade secrets of other enterprises obtained by Party A in production and operation also belong to Party A's trade secrets. Party A has the ownership of its trade secrets, and Party B has the obligation to keep confidential the trade secrets it comes into contact with while performing its duties.

II. During Party B's tenure at Party A, the relevant intellectual property rights of inventions, computer software, technical secrets, copyrights, etc. completed by Party B due to performing the work delivered by Party A or mainly using Party A's material and technical conditions, business information, etc. shall belong to Party A.

III. The right to use and transfer the technical achievements of the post belongs to Party A, and Party B shall enjoy the right of authorship of the technical achievements of the occupation. The right to use and transfer non-post technological achievements belongs to the individual who completed the technological achievements.

IV. Party B shall abide by Party A's confidentiality system, not disclose Party A's trade secrets, not use Party A's trade secrets for personal gain or for others, and not induce others to steal the company's secrets.

V. Party B violates the confidentiality obligation, or infringes on Party A's intellectual property rights, causing losses to Party A,, Party B shall be liable for the losses suffered by Party A .. If Party A is obligated to compensate its customers due to Party B's disclosure of the business secrets of Party A's customers, Party A has the right to claim compensation from Party B for the losses caused by such obligation.

Chapter VIII Provisions on Non-competition

I. During the period of Party B's employment and within 2 years after leaving office, Party B shall not invest or take part-time jobs in other companies competing with the company's business and shall not engage in activities competing with Party A's business. If Party B violates the non-competition obligation, Party A has the right to require Party B to immediately stop the breach of contract, and Party B shall pay liquidated damages to Party A, which shall not exceed 3 times of the monthly salary as agreed upon by both parties through negotiation. When the liquidated damages are not enough to compensate for all losses caused to Party A by Party B's breach of contract, Party A has the right to demand Party B to compensate for the losses suffered by Party A.

II. After the labor contract is dissolved or terminated, during the period of non-competition restriction, Party A shall pay economic compensation for non-competition restriction to Party B on a monthly basis according to the standard of yuan/month. The time and method of payment shall refer to Party A's labor remuneration payment regulations. If both parties need to sign non-competition restriction through agreement, the agreement shall apply.

Chapter IX Alteration, Dissolution and Termination of Labor Contracts

I. Party A and Party B may change the contents agreed in the labor contract through negotiation. Changes to the labor contract shall be in writing. The employer and the employee shall each hold one copy of the revised labor contract.

II. The Labor Contract can be dissolved by both parties through negotiation.

III. Party B shall notify Party A in writing 30 days in advance of the termination of the labor contract. If it’s during the probation period, Party B shall notify Party A 3 days in advance.

IV. In case of any of the following circumstances, Party A may terminate the labor contract without paying economic compensation:

1. It is proved that the Party B does not meet the employment conditions during the probation period;

2. Party B seriously violates Party A's rules and regulations;

3. Party B seriously neglects his duty or engages in malpractice for personal gains, causing great damage to Party A;

4. At the same time, Party B establishes labor relations with other units, which seriously affects the completion of Party A's work tasks, or Party B refuses to correct after Party A proposes;

5. Party B render Party A to enter into or change the labor contract against Party A’s true intention by means of fraud, coercion or taking advantage of the danger of others;

6. Party B violates labor discipline and discloses Party A's business secrets;

7. Party B is investigated for criminal responsibility according to law.

V. For legal layoffs, Party A shall notify Party B in writing 30 days in advance. Party A shall pay economic compensation of one-month salary for each full year of work according to Party B's working years in Party A and Party B's average salary for the 12 months prior to the termination of this contract. For those working for less than one year and more than half a year, the compensation shall be calculated by 1 year, and those for less than half a year, Party A shall pay economic compensation of half-a-month salary

VI. If there is one of the following circumstances, the labor contract is terminated:

1. The labor contract expires;

2. Party B starts to enjoy the basic old-age insurance benefits according to law;

3. Party B dies or is declared dead or missing by the peoples court;

4. Party A is declared bankrupt according to law;

5. Party A is revoked of its business license, ordered to close down, revoked or Party A decides to dissolve itself ahead of schedule.

VII. After the dissolution or termination of the labor contract, Party B shall, in accordance with Party A's rules and regulations, handle the resignation and handover procedures in a timely manner. If Party B fails to go through the handover procedures as required and causes losses to Party A, Party A has the right to require Party B to bear the compensation liability.

Chapter X Breach of Contract and Liability for Compensation

I. Any party that violates the provisions of this contract and causes losses to the other party shall be liable for compensation.

II. Where Party B violates Party A's rules and regulations, neglects his duty, engages in malpractices for personal gain or dissolves the labor contract in violation of the agreement of this contract, causing losses to Party A, Party B shall compensate Party A for the losses.

III. If Party B encroaches on Party A's property and causes losses to Party A, Party B shall return the corresponding property and compensate Party A for the losses.

Chapter XI Miscellaneous

I. In case of any inconsistency between this contract and the current relevant laws, regulations and rules, the relevant laws, regulations and rules shall prevail. If the relevant laws, regulations and rules are changed, the new and effective laws, regulations and rules shall prevail.

II. This Contract shall come into force after being signed or sealed by both parties in accordance with the law. It is legally binding and both parties must strictly perform it.

III. The confidentiality clause, non-competition clause, intellectual property clause and training service period clause in this labor contract are general provisions. If Party A and Party B separately conclude specific agreements such as confidentiality agreement, non-competition agreement, intellectual property agreement and training service agreement, the provisions in the specific agreement shall prevail.

IV. The occurrence of labor disputes, the two sides should first carry out negotiations, if the negotiation fails, apply for mediation, arbitration and litigation in accordance with the law. Any party that violates this contract shall bear corresponding legal liabilities.

V. This contract is made in duplicate, with the same legal effect, Party A and Party B each hold one copy, and both parties shall keep it properly.

VI. Party B's job description and Party A's Staff Manual and other rules and regulations, as annexes to this contract or related binding conditions, have the same legal effect as this contract.

Seal of Party A (Unit):	Signature of Party B (laborer):

Signature of legal representative (or client):

Date:       /    /

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